EXHIBIT 3

Amendments to Section 2.15 and 3.3 of the Bylaws, adopted September 20, 1995:


     Section 2.15.  Notice of Shareholder Business.  At an
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annual meeting of the shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to, postage prepaid, and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy to bring such matter before the meeting, (3) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (4) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (5) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business and (6) a description of all arrangements and understandings between the shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (naming such person or persons) pursuant to which the proposal is to be made.

          Notwithstanding anything in these By-laws to the contrary, no business shall be conducted, and no proposal shall be acted upon, at an annual meeting except in accordance with the procedures set forth in this Section. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business or a proposal was not properly brought before the meeting in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

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     Section 3.3.  Nominations of Directors.  Subject to the
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rights of holders of any series of preferred stock or any
other class of capital stock of the Corporation (other than Common Stock) then outstanding, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board, (ii) by or at the direction of a committee of the Board to which the Board has delegated the authority to make such nominations or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board or a committee of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed to, postage prepaid, and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made), and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a director,
(A) the name, age, business address and residence address of the proposed nominee, (B) the principal occupation or employment of the proposed nominee, (C) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, (D) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (E) all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and (F) the written consent of the proposed nominee to serve as a director of the Corporation if so elected; (2) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, (B) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee or nominees specified in the notice and (C) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and
(3) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. The
Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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     No person shall be eligible to serve as a director of
the Corporation unless nominated in accordance with the procedures set forth in this Section. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

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